EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Form S-8 Registration Statement (File No. 333-05581).


ARTHUR ANDERSEN LLP


West Palm Beach, Florida,
August 14, 1996.